Exhibit 99.1

     aQuantive Reports Strong Q4 Results; Company Exceeds Fourth
        Quarter Guidance in Revenue and Profit; Business Units
                        Continue Rapid Growth


    SEATTLE--(BUSINESS WIRE)--Feb. 16, 2005--

          Conference Call and Webcast at 8am PT/11am ET Today

    aQuantive, Inc. (NASDAQ:AQNT), a digital marketing services and technology company, today reported financial results for the fourth quarter and full year ended December 31, 2004.

    Fourth quarter highlights include:

    -- Revenue of $60.7 million, an increase of 228 percent from net revenue(1) of the comparable year-ago period. Fourth quarter 2004 results include contributions from Razorfish and other 2004 acquisitions.

    -- Net income of $7.1 million, or $0.10 per diluted share, an increase of 74 percent from the comparable year-ago period.

    -- EBITDA(2) of $13.4 million, or $0.18 per diluted share, an increase of 189 percent from the comparable year-ago period.

    --  i-FRONTIER announces name change to Avenue A / Razorfish.
        Avenue A / Razorfish is now the single brand representing aQuantive's digital marketing services business in the U.S.

    "We are very pleased with our fourth quarter and full year results, as each of our operating segments had an exceptional quarter and beat our performance goals," said Brian McAndrews, president and CEO of aQuantive. "2004 marked another great year for aQuantive, which recorded strong organic growth of 59 percent and completed a number of strategic acquisitions that improve the long-term outlook of our business. We believe this momentum positions us very well to reinforce our industry leadership position with continued strong revenue growth and profitability in 2005."

    2004 Fourth Quarter Results

    For the quarter ended December 31, 2004, aQuantive reported revenue of $60.7 million, compared to net revenue of $18.5 million for the quarter ended December 31, 2003. Net income for the fourth quarter 2004 was $7.1 million, or $0.10 per diluted share, compared to $4.1 million, or $0.06 per diluted share for the fourth quarter 2003. EBITDA was $13.4 million for the fourth quarter 2004, or $0.18 per diluted share, compared to $4.6 million, or $0.07 per diluted share for the fourth quarter 2003.

    2004 Full Year Results

    For the full year 2004, aQuantive reported revenue of $157.9 million, compared to net revenue of $64.1 million for 2003. Net income for the full year 2004 was $42.9 million, or $0.62 cents per diluted share, compared to $11.8 million, or $0.17 cents per diluted share for 2003. Excluding the $20.6 million income tax benefit recorded in third quarter 2004 to reduce the valuation allowance on net deferred tax assets not previously realized, 2004 full year net income was $22.3 million, or $0.33 cents per diluted share. For the full year 2004, EBITDA was $35.6 million, or $0.51 cents per diluted share, compared to EBITDA of $14.4 million, or $0.21 cents per diluted share for 2003.

    (1)Net Revenue for 2003 is a non-GAAP financial measure as it excludes media costs paid to publishers. Effective January 1, 2004, Avenue A, now Avenue A / Razorfish, began recording revenue exclusive of media costs as a result of contractual changes with advertisers and publishers. The Company has shown net revenue in 2003 to allow for better comparability with its 2004 results.

    (2)EBITDA (or earnings before net interest, net other income, income tax, depreciation and amortization) is a non-GAAP financial measure. See supplemental schedule of EBITDA reconciliation to GAAP net income.

    aQuantive operates three business segments. Segment information is as follows:

    Digital Marketing Services

    aQuantive's digital marketing services (DMS) segment, consisting of interactive agency Avenue A / Razorfish, had fourth quarter revenue of $36.7 million, compared to 2003 fourth quarter net revenue of $8.8 million. Operating income for the fourth quarter of 2004 was $3.8 million, compared to operating income of $1.8 million for the fourth quarter of 2003.
    2004 highlights for this segment included the acquisition of SBI.Razorfish in July to form Avenue A / Razorfish, the industry's largest independent interactive agency; as well as the launch of Avenue A / Razorfish Search, the industry's largest, in-house Search Engine Marketing (SEM) agency, in October.

    Digital Marketing Technologies

    aQuantive's digital marketing technologies (DMT) segment, consisting of Atlas DMT, had revenue of $18.9 million in the fourth quarter of 2004, compared to revenue of $9.2 million in the fourth quarter of 2003. Operating income for the fourth quarter of 2004 was $9.2 million, compared to $3.1 million in the fourth quarter of 2003.
    2004 highlights for this segment included the acquisition of NetConversions, a website usability technology company in February; the launch of Atlas Search, the industry's only integrated search and ad campaign management tool in May; and the July acquisition of TechnologyBrokers, the European based reseller of Atlas DMT.

    Digital Performance Media

    aQuantive's digital performance media (DPM) segment consists of DRIVEpm and European-based MediaBrokers. This segment had revenue of $5.1 million and an operating income of $645,000 in the fourth quarter of 2004.
    2004 highlights included the introduction of this business segment through the launch of DRIVEpm at the first of the year; July acquisition of MediaBrokers, a performance media company that serves as the European-arm of this business; and first-time profitability for the segment in the third quarter.

    2005 Financial Guidance

    The company expects first quarter results as follows:

    --  Revenue of $55-$59 million

    -- Net income of $0.02-$0.05 per diluted share, assuming an income tax rate of 40%

    --  EBITDA of $0.11-$0.13 per diluted share

    The company expects full year 2005 results as follows:

    --  Revenue of $250-$260 million

    -- Net income of $0.21-$0.23 per diluted share, assuming an income tax rate of 40% and including an estimated pre-tax expense of approximately $9 million in the second half of the year for expensing stock options in accordance with current accounting requirements

    --  Adjusted EBITDA(3) of $0.63-$0.70 per diluted share

    (3)Adjusted EBITDA (or earnings before net interest, net other income, income tax, depreciation and amortization, and stock option expense) is a non-GAAP financial measure.

    Fourth Quarter and Full Year 2004 Conference Call/Webcast Today at 8am PT/11am ET

    aQuantive, Inc. will host a conference call/Webcast to discuss fourth quarter and full year 2004 financial results today at 8am PT/11am ET. The conference call will be webcast from the Investor Relations section of the Company's website at www.aquantive.com/investor. Interested parties should log on to the webcast approximately 15 minutes prior to download any necessary software. The webcast is not interactive.

    About aQuantive, Inc.

    aQuantive, Inc. (NASDAQ:AQNT), a digital marketing services and technology company, was founded in 1997 to help marketers acquire, retain and grow customers across all digital media. Through its operating units, full-service interactive agency Avenue A / Razorfish (www.avenuea-razorfish.com), Atlas DMT (www.atlasdmt.com), a provider of advertising technology solutions, and DRIVEpm (www.drivepm.com), a performance media company, aQuantive, Inc. is positioned to bring value to any interaction in the digital marketplace. aQuantive, Inc. (www.aquantive.com) is headquartered in Seattle. Atlas DMT is a member of the NAI and adheres to the NAI privacy principles that have been applauded by the FTC. These principles are designed to help ensure Internet user privacy. For more information about online data collection associated with ad serving, including online preference marketing and an opportunity to opt-out of the Atlas DMT cookie, go to: www.networkadvertising.org.

    Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "predicts," and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements also include any other passages that relate to expected future events or trends that can only be evaluated by events or trends that will occur in the future. The forward-looking statements in this release include, without limitation, statements regarding expected financial performance for the first quarter of 2005 and for the full year 2005. The forward-looking statements are based on the opinions and estimates of management at the time the statements were made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, among others, the risk that the company may not successfully complete the integration of companies it acquired in 2004, including Razorfish, TechnologyBrokers and MediaBrokers, the risk that the company may incur unforeseen expenses relating to such acquisitions, the risk that stock option expense may be significantly different than estimated due to number of options granted or the expense method adopted by the company, the risk of unforeseen changes in client online advertising budgets, unanticipated loss of clients, the potential failure to attract new clients due to the company's inability to competitively market its services, the risk of fluctuating demand for its advertising services, the potential failure to maintain current, desired client relationships or to achieve effective advertising campaigns for existing clients, potential deterioration or slower-than-expected development of the Internet advertising market, quarterly and seasonal fluctuations in operating results, timing variations on the part of advertisers to implement advertising campaigns, costs and risks related to acquisitions of technologies, businesses or brands, the short term nature of the company's contracts with clients, which generally are cancelable on 90 days' or less notice, and the uncertainties, potential costs, and possible business impacts of new legislation or unfavorable rulings in previously announced lawsuits involving the company. More information about factors that could cause actual results to differ materially from those predicted in aQuantive's forward-looking statements is set out in its quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements, which speak only as to the date of this release. Except as required by law, aQuantive, Inc. undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.


                            aQuantive, Inc.
                 Condensed Consolidated Balance Sheets
                            (in thousands)
                              (unaudited)

                                                    December  December
                                                    31, 2004  31, 2003
                                                   -------------------
                      Assets

Current assets:
   Cash, cash equivalents, and short-term
    investments                                     $59,247  $123,255
   Accounts receivable, net of allowances           106,683    48,480
   Deferred tax asset                                 7,204         -
   Other receivables                                  1,486     1,674
   Prepaid expenses and other current assets          1,631     1,141
                                                   --------- ---------
Total current assets                                176,251   174,550

Property and equipment, net                          17,569     6,802
Deferred tax asset, net                              15,642         -
Other assets                                          2,690     1,355
Goodwill and other intangible assets, net           174,071    18,052
                                                   --------- ---------
Total assets                                       $386,223  $200,759
                                                   ========= =========

       Liabilities and Shareholders' Equity

Current liabilities:
   Accounts payable and accrued expenses            $90,667   $58,329
   Pre-billed media                                  15,655     4,545
   Deferred rent                                          -       285
   Deferred revenue                                  10,394     5,773
                                                   --------- ---------
Total current liabilities                           116,716    68,932

Notes payable                                        80,000         -
Deferred rent                                         3,010     1,234
Deferred tax liability                                    -        54
                                                   --------- ---------
Total liabilities                                   199,726    70,220
                                                   --------- ---------

Shareholders' equity:
   Common stock                                         623       602
   Paid-in capital                                  233,898   220,637
   Accumulated deficit and other comprehensive
    income                                          (48,024)  (90,700)
                                                   --------- ---------
Total shareholders' equity                          186,497   130,539
                                                   --------- ---------
Total liabilities and shareholders' equity         $386,223  $200,759
                                                   ========= =========

                            aQuantive, Inc.
                 Consolidated Statement of Operations
                 (in thousands, except per share data)
                              (unaudited)

                              Three Months Ended  Twelve Months Ended
                                 December 31,       December 31,
                                ---------------   -----------------
                                  2004   2003        2004    2003
                                ---------------   -----------------

Revenue                           60,706 63,891(a) 157,937  221,966(a)

Costs and expenses:
  Cost of revenue                 7,943  48,316     22,551  167,709
  Client support                 29,726   5,837     67,235   20,682
  Product development             1,702   1,091      6,188    3,993
  Sales and marketing             2,494   1,363      8,896    4,911
  General and administrative 6,521 3,431 21,213 13,797 Amortization of deferred stock
    compensation                    -       199        -      1,103
  Amortization of intangible
   assets                         1,832      72      4,048      276
  Client reimbursed expenses        703     -        1,260      -
                                ---------------   -----------------
  Total costs and expenses       50,921  60,309    131,391  212,471
                                ---------------   -----------------
Income from operations            9,785   3,582     26,546    9,495

Interest and other income, net      600   1,044      1,925    3,197
Interest expense                    610       1        875       33
                                ---------------   -----------------

Income before provision
 (benefit) for income taxes       9,775   4,625     27,596   12,659
Provision (benefit) for income
 taxes                            2,682     537    (15,287)     875

Net income                       $7,093  $4,088    $42,883  $11,784
                                ===============   =================
Basic net income per share        $0.11   $0.07      $0.70    $0.20
                                ===============   =================
Diluted net income per share      $0.10   $0.06      $0.62    $0.17
                                ===============   =================

Shares used in computing basic
 net income per share            61,996  59,304     61,225   59,304
                                ===============   =================
Shares used in computing
 diluted net income per share    73,268  68,354     69,412   68,354
                                ===============   =================

(a) Effective January 1, 2004, Avenue A (now Avenue A / Razorfish) began recording revenue exclusive of the costs paid to publishers for media as a result of contractual changes with advertisers and publishers. During the three months ended December 31, 2003, net revenue was $18,501, which excludes media costs of $45,390 and during the twelve months ended December 31, 2003, net revenue was $64,109, which excludes media costs of $157,857.


EBITDA

The term "EBITDA" refers to a financial measure that is defined as earnings before net interest, net other income, income taxes, depreciation and amortization. EBITDA is commonly used to analyze companies on the basis of leverage and liquidity. However, EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. We have presented EBITDA to provide additional information on the company's operations and our ability to meet future capital expenditures and working capital requirements. The following schedule reconciles EBITDA to net income on the company's consolidated income statement, which the company believes is the most directly comparable GAAP measure.
(in thousands, except per share data)


                                Three Months Ended Twelve Months Ended
                                   December 31,       December 31,
                                ------------------ -------------------
                                   2004      2003     2004      2003
                                --------  -------- --------   --------
                                    (unaudited)        (unaudited)

Net income                        $7,093    $4,088  $42,883   $11,784
                                                                   -
Depreciation and amortization of
  property and equipment           1,557       757    4,332     3,442
Amortization of deferred stock
  compensation                        -        199       -      1,103
Amortization of intangible
  assets                           2,043        92    4,702       353
Add (deduct) interest and other
  income, net                         10    (1,043)  (1,050)   (3,164)
Provision (benefit) for income
  taxes                            2,682       537  (15,287)      875
                                ---------- ------- ---------- --------
EBITDA                           $13,385    $4,630  $35,580   $14,393
                                ========== ======= ========== ========
EBITDA per basic share             $0.22     $0.08    $0.58     $0.24
                                ========== ======= ========== ========
EBITDA per diluted share           $0.18     $0.07    $0.51     $0.21
                                ========== ======= ========== ========


Supplemental Schedule of Segment Information
Beginning in 2004, the company has reclassified revenue and expenses associated with an analytics and optimization product that supports DRIVEpm and is marketed to certain publishers from the Digital Marketing Services segment, where it was developed, to the Digital Marketing Technologies segment, where it is now integrated into the Atlas DMT business unit. Results shown reflect that change for both the three and twelve months ended December 31, 2004 and 2003. Beginning in 2004, the Company is now showing all revenues derived from selling proprietary ad serving technologies through its Digital Marketing Services as part of the revenue of Atlas DMT. Results from the three and twelve months ended December 31, 2003 still include a small portion of that technology revenue in the results of the Digital Marketing Services segment.

(in thousands)Digital(a)  Digital(b)   Digital(c) Unallocated
              Marketing   Marketing   Performance  Corporate
              Services   Technologies  Media        Expenses    Total
              ---------- ------------ ----------- -----------  -------
                                      (unaudited)
                       Three Months ended December 31, 2004
              --------------------------------------------------------

Total Revenue   $36,707      $18,865      $5,134        $ -    $60,706

Costs and
 expenses:
 Cost of revenue    -          4,166       3,585         192     7,943
 Client support  29,035          -           691          -     29,726
 Product
  development       -          1,702         -            -      1,702
 Sales and
  marketing         676        1,818         -            -      2,494
 General and
  administrative  2,522        1,933         213       1,853     6,521
 Amortization
  of intangible
  assets            -            -           -         1,832     1,832
 Client
  reimbursed
  expenses          703          -           -            -        703
              ---------- ------------ ----------- -----------  -------
Total costs and
 expenses        32,936        9,619       4,489       3,877    50,921
              ---------- ------------ ----------- -----------  -------
Income from
 operations      $3,771       $9,246        $645     $(3,877)   $9,785
              ========== ============ =========== ===========  =======

                       Three Months ended December 31, 2003
              --------------------------------------------------------
Revenue          $8,779       $9,233        $489         $-    $18,501
                                                                   (d)
Costs and
 expenses:
 Cost of revenue    -          2,425         501          -      2,926
 Client support   5,741          -            96          -      5,837
 Product
  development       -          1,091         -            -      1,091
 Sales and
  marketing         193        1,170         -            -      1,363
 General and
  administrative  1,063        1,432         -           936     3,431
 Amortization
  of deferred
  stock
  compensation      -            -           -           199       199
 Amortization
  of intangible
  assets            -            -           -            72        72
              ---------- ------------ ----------- -----------  -------
Total costs
 and expenses     6,997        6,118         597       1,207    14,919
              ---------- ------------ ----------- -----------  -------
Income from
 operations      $1,782       $3,115       $(108)    $(1,207)   $3,582
              ========== ============ =========== ===========  =======

(in thousands)Digital(a)  Digital(b)   Digital(c) Unallocated
              Marketing   Marketing   Performance  Corporate
              Services   Technologies  Media       Expenses     Total
              ---------- ------------ ----------- -----------  -------
                                      (unaudited)
                       Twelve Months ended December 31, 2004
              --------------------------------------------------------
Revenue         $87,653      $60,871      $9,413         $-   $157,937

Costs and
 expenses:
 Cost of revenue    -         14,652       7,323         576    22,551
 Client support  65,505          -         1,730          -     67,235
 Product
  development       -          6,188         -            -      6,188
 Sales and
  marketing       1,628        7,268         -            -      8,896
 General and
  administrative  6,253        6,660         430       7,870    21,213
 Amortization
  of intangible
  assets            -            -           -         4,048     4,048
 Client
  reimbursed
  expenses        1,260          -           -            -      1,260
              ---------- ------------ ----------- -----------  -------
Total costs
 and expenses    74,646       34,768       9,483      12,494   131,391
              ---------- ------------ ----------- -----------  -------
Income from
 operations     $13,007      $26,103        $(70)   $(12,494)  $26,546
              ========== ============ =========== ===========  =======

                       Twelve Months ended December 31, 2003
              --------------------------------------------------------
Revenue         $30,265      $33,355        $489         $-    $64,109
                                                                   (d)
Costs and
 expenses:
 Cost of revenue    -          9,351         501          -      9,852
 Client support  20,586          -            96          -     20,682
 Product
  development        68        3,925         -            -      3,993
 Sales and
  marketing         803        4,108         -            -      4,911
 General and
  administrative  3,626        4,362         -         5,809    13,797
 Amortization
  of deferred
  stock
  compensation      -            -           -         1,103     1,103
 Amortization
  of intangible
  assets            -            -           -           276       276
              ---------- ------------ ----------- -----------  -------
Total costs
 and expenses    25,083       21,746         597       7,188    54,614
              ---------- ------------ ----------- -----------  -------
Income from
 operations      $5,182      $11,609       $(108)    $(7,188)   $9,495
              ========== ============ =========== ===========  =======

(a) Digital Marketing Services includes our interactive agency Avenue A / Razorfish.
(b) Digital Marketing Technologies includes Atlas DMT.
(c) Digital Performance Media includes DRIVEpm and MediaBrokers.
(d) Effective January 1, 2004, Avenue A (now Avenue A / Razorfish) began recording revenue exclusive of the costs paid to publishers for media as a result of contractual changes with advertisers and publishers. During the three months ended December 31, 2003, net revenue was $18,501 which excludes media costs of $45,390. During the twelve month ended December 31, 2003, net revenue was $64,109, which excludes media costs of $157,857. The company has shown net revenue in 2003 to allow for better comparability with our 2004 results.


    CONTACT: aQuantive, Inc.
             Investor Relations
             Michael Vernon, 206-816-8599
             or
             Public Relations
             Angela Gamba, 206-816-8245